For the fiscal year ended October 31, 2003
File number 811-09101
Dryden Tax-Managed Funds
(formerly Prudential Tax-Managed Funds)



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Dryden Tax-Managed
Equity Fund, a series of Dryden
Tax-Managed Funds, was held on July 17, 2003 and August 21, 2003, respectively. At such meetings, the shareholders of the Fund approved the following proposals.


01.	Votes on Trustees	        Votes For		Withheld

         David E.A. Carson		22,459,184		169,326
         Robert E. La Blanc		22,464,062		164,448
         Douglas H. McCorkindale	22,469,511		158,999
         Stephen P. Munn*		22,468,788		159,722
         Richard A. Redeker		22,468,621		159,889
         Robin B. Smith			22,461,905		166,605
         Stephen Stoneburn		22,470,038		158,472
         Clay T. Whitehead		22,468,350		160,160
         Robert F. Gunia		22,462,192		166,318
         Judy A. Rice			22,466,168		162,342

* Mr. Munn resigned effective November 30, 2003.


02.	To approve amendments to the Fund?s Declaration of Trust.


	Votes For 		Votes Against 	Abstentions

	6,802,101		250,645		230,701





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